EXHIBIT 21

                       WPL HOLDINGS, INC. AND SUBSIDIARIES
                                  SUBSIDIARIES


   The subsidiaries and affiliates of as of December 31, 1995, are as follows:

                                                               % of Voting
                                                               Stock Owned
                                                               Directly or
                                                State of      Indirectly by
   Name of Subsidiary                            Incorp.       the Company

   A.   Wisconsin Power and Light Company       Wisconsin          100%

     1. South Beloit Water, Gas and
         Electric Company                       Illinois           100%
     2. REAC, Inc                               Wisconsin          100%
     3. Wisconsin River Power Company           Wisconsin       33-1/3%
     4. Wisconsin Valley Improvement Company    Wisconsin           13%

   B.   Heartland Development Corporation       Wisconsin        97.78%

     1. Energy Services
        A.  Entec Consulting, Inc.              Wisconsin          100%
        B.  Heartland Energy Services, Inc.     Wisconsin          100%
        C.  Enserv, Inc.                        Wisconsin          100%
        D.  A&C Enercom Consultants, Inc.
              (sold January 17, 1996)           Wisconsin        93.75%

     2. Environmental Services
        A.  Environmental Holding Company       Wisconsin        89.26%
        B.  RMT, Inc.                           Wisconsin          100%
        C.  Jones & Neuse, Inc.                 Wisconsin          100%
        D.  QES, Inc.                           Wisconsin          100%

     3. Affordable Housing
        A.  Heartland Properties, Inc.          Wisconsin          100%
        B.  Tool Kit Property Management
              Systems, Inc.                     Wisconsin          100%
        C.  Heartland Retirement Services
              (sold February 2, 1996)           Wisconsin        95.50%
        D.  Capital Square Financial Corp.      Wisconsin          100%
        E.  Heartland Capital Co.               Wisconsin           47%


   No separate financial statements are submitted for any subsidiary since none of these subsidiaries qualifies as a significant subsidiary under SEC rules.